UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2023

Amerant Bancorp Inc.
(Exact name of registrant as specified in its charter)

Florida	001-38534	65-0032379
(State or other jurisdiction of incorporation	(Commission file number)	(IRS Employer Identification Number)

220 Alhambra Circle
Coral Gables, Florida	33134
(Address of principal executive offices)	(Zip Code)
(305) 460-8728 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of exchange on which registered
Class A Common Stock	AMTB	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b‑2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Form Agreements – Long Term Incentive Plan

On February 8, 2023, the Compensation and Human Capital Committee (the “Committee”) of Amerant Bancorp Inc. (“Amerant” or the “Company”) adopted a new form of performance based restricted stock unit agreement (the "Form PSU Agreement"), and a new form of restricted stock unit agreement (the "Form RSU Agreement") that will be used, starting in February 2023, in connection with the Long-Term Incentive Plan (the “LTI Plan”), a sub-plan under the Company’s 2018 Equity and Incentive Compensation Plan (the “Plan”).

The Committee also adopted a new form of Restrictive Covenant Agreement that will be executed by the named executive officers (excluding the Chief Executive Officer whose employment agreement already includes customary intellectual property, non-solicitation, non-compete and confidentiality provisions), other members of the Company’s Executive Management and all other employees that are awarded equity compensation under the Plan.

Under the LTI Plan, the Company’s named executive officers and other members of the Company’s Executive Management Committee may be awarded: (1) performance based restricted stock units, and/or (2) time-based restricted stock units.

The Form PSU Agreement provides for the grant of performance based restricted stock units to the named executive officers and other members of the Company’s Executive Management Committee, which generally vest at the end of a three-year performance period subject to the additional requirement that the grantee remain in continuous service through the vesting date, but only result in the issuance of shares if the Company achieves a specified threshold of Relative Total Shareholder Return (as defined in the Form PSU Agreement) relative to the TSR of a peer group defined by the Committee. The actual number of earned performance based restricted stock units pursuant to the Form PSU Agreement shall be based on the achievement of the Relative Total Shareholder Return at a Threshold, Target or Maximum level set by the Committee for the performance period, and in general can range from 50% of the performance based restricted stock units to 150% of the performance based restricted stock units.

The Form RSU Agreement provides for the grant of restricted stock units also to the named executive officers, other members of the Company’s Executive Management Committee, and all other employees that are awarded equity compensation under the Plan, which vest in three equal installments on each of the first three anniversaries of the date of grant (subject to continuous service through each applicable vesting date). The number of shares issuable upon vesting of the restricted stock units is fixed on the date of grant and is not dependent on the achievement of any performance target.

The performance based restricted stock units and restricted stock units awarded under the Form PSU Agreement and Form RSU Agreement will be settled in shares of Class A common stock of the Company, following the satisfaction of the vesting conditions. Grantees shall have no voting or other stockholder rights with respect to the shares of common stock underlying the performance based restricted stock units and the restricted stock units prior to the settlement of such award in shares of Class A common stock.

The terms of the Form PSU Agreement and Form RSU agreement are substantially similar to the forms previously approved by the Committee in February 2021, but have slightly updated definitions of change in control, disability, termination of employment for cause and resignation by employee for good reason, and now include waiver of trial by jury and arbitration clauses.

The Form of Restrictive Covenant Agreement includes customary intellectual property, non-solicitation, non-compete, non-disparagement and confidentiality provisions. The terms of the Form of Restrictive Covenant Agreement is substantially similar to the form previously approved by the Committee in December 2021, but modified the applicable period of the non-compete restriction from one year after a termination to providing for different applicable periods that are dependent upon each employee reaching certain thresholds in the grant date fair value of the granted and vested common stock they received under the Plan, and now includes a non-solicitation of clients clause and an arbitration clause.

The foregoing descriptions of the Form PSU Agreement, the Form RSU Agreement and the Form of Restrictive Covenant Agreement are summaries only and are qualified in their entirety by reference to the form agreements, which are attached hereto as Exhibit 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Number	Exhibit
10.1	Form of Performance Based Restricted Stock Unit Agreement
10.2	Form of Restricted Stock Unit Agreement
10.3.	Form of Restrictive Covenant Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2023	Amerant Bancorp Inc.

	By:	/s/ Julio V. Pena
Name: Julio V. Pena
Title: Senior Vice President and Assistant Corporate Secretary